UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2025

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17095 Via Del Campo
San Diego, California 92127

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2025, Teradata Corporation (the “Company” or “Teradata”) issued a press release (the “Press Release”) announcing that Teradata’s Board of Directors elected John Ederer as Chief Financial Officer and principal accounting officer (“CFO”) of the Company, effective May 12, 2025 (the “Effective Date”). As of the Effective Date, Charles Smotherman, interim Chief Financial Officer, will return to his previous role with the Company as Senior Vice President, Chief Accounting Officer.

Mr. Ederer, age 56, has served as Chief Financial Officer of Model N, Inc. (“Model N”), a provider of cloud revenue management solutions, since January 2021. Prior to joining Model N, from August 2018 until November 2020, he served as Chief Financial Officer at K2 Software Inc. (“K2 Software”), a provider of cloud-based and on-premises digital process automation solutions. Prior to joining K2 Software, Mr. Ederer spent more than 15 years in finance leadership roles at various enterprise software and other companies where he focused on financial planning and analysis, external reporting, corporate development, investor relations, corporate communications, and business strategy. He spent the first decade of his career in investment banking as an equity research analyst covering enterprise software companies and healthcare.

Mr. Ederer will receive an initial annual base salary of $530,000, a target annual incentive bonus opportunity equal to 100% of his base salary under the Company’s management incentive plan (pro-rated for 2025), an allowance to facilitate the review of the offer letter for his employment of up to $10,000, and will be eligible to participate in the other benefit plans generally made available to the Company’s senior executives, including the Company’s Executive Severance Plan (“ESP”) and change in control severance plan.

On or about May 16, 2025, and subject to his commencing employment with the Company, Mr. Ederer will receive the following equity awards: (i) a new hire grant of service-based restricted share units (“RSUs”), with a target value equal to $4,500,000, which shall vest as follows: 50% on a date that is six months after the date of grant, 33% on the second anniversary of the date of grant, and 17% on the third anniversary of the date of grant, in each case subject to continued employment; (ii) an annual grant of service-based RSUs with a target value of $2,250,000, which shall vest in equal annual installments on the first, second and third anniversaries of the grant date, in each case subject to continued employment; and (iii) an annual grant of performance-based RSUs with a target value of $2,250,000, subject to a three-year performance period commencing January 1, 2025 and achievement of the same performance goals applicable to other senior executives of Teradata.

Mr. Ederer will be subject to the Company’s stock ownership guidelines applicable to the chief financial officer position. He also will be entitled to standard indemnification and insurance coverage available to the Company’s other executive officers.

There are no arrangements or understandings between Mr. Ederer and any other person pursuant to which he was elected as CFO, and there are no family relationships between Mr. Ederer and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Ederer has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the Press Release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated May 5 2025, issued by the Company.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: May 5, 2025	By:	/s/ Margaret A. Treese
Margaret A. Treese
Chief Legal Officer and Secretary